Exhibit 23

                    Consent of Cobitz, VandenBerg & Fennessy

                  [Letterhead of Cobitz, VandenBerg & Fennessy]



                          INDEPENDENT AUDITOR'S CONSENT

         We hereby consent to the incorporation by reference and use of our report, dated January 19, 2000 on the consolidated financial statements of AMB Financial Corp. which appears in AMB Financial Corp.'s Annual Report of Shareholders and Form 10-KSB for the year ended December 31, 1999.




/s/ Cobitz, VandenBerg & Fennessy
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Cobitz, VandenBerg & Fennessy




March 23, 2000
Palos Hills, Illinois